UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2024

Aon plc

(Exact Name of Registrant as Specified in Charter)

Ireland	1-7933	98-1539969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Metropolitan Building, James Joyce Street, Dublin 1, Ireland D01 K0Y8

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +353 1 266 6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares $0.01 nominal value	AON	New York Stock Exchange
Guarantees of Aon plc’s 3.50% Senior Notes due 2024	AON24	New York Stock Exchange
Guarantees of Aon plc’s 3.875% Senior Notes due 2025	AON25	New York Stock Exchange
Guarantees of Aon plc’s 2.875% Senior Notes due 2026	AON26	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.85% Senior Notes due 2027	AON27	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.05% Senior Notes due 2031	AON31	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.60% Senior Notes due 2031	AON31A	New York Stock Exchange
Guarantee of Aon Corporation and Aon Global Holdings plc’s 5.00% Senior Notes due 2032	AON32	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 5.35% Senior Notes due 2033	AON33	New York Stock Exchange
Guarantees of Aon plc’s 4.25% Senior Notes due 2042	AON42	New York Stock Exchange
Guarantees of Aon plc’s 4.45% Senior Notes due 2043	AON43	New York Stock Exchange
Guarantees of Aon plc’s 4.60% Senior Notes due 2044	AON44	New York Stock Exchange
Guarantees of Aon plc’s 4.75% Senior Notes due 2045	AON45	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.90% Senior Notes due 2051	AON51	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 3.90% Senior Notes due 2052	AON52	New York Stock Exchange
Guarantees of Aon North America, Inc.’s 5.125% Senior Notes due 2027	AON27B	New York Stock Exchange
Guarantees of Aon North America, Inc.’s 5.150% Senior Notes due 2029	AON29	New York Stock Exchange
Guarantees of Aon North America, Inc.’s 5.300% Senior Notes due 2031	AON31B	New York Stock Exchange
Guarantees of Aon North America, Inc.’s 5.450% Senior Notes due 2034	AON34	New York Stock Exchange
Guarantees of Aon North America, Inc.’s 5.750% Senior Notes due 2054	AON54	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 21, 2024, the Organization and Compensation Committee (the “Compensation Committee”) of the Board of Directors of Aon plc (“Aon”) approved the amendment and restatement, effective as of January 1, 2024, of the Aon plc Leadership Performance Program (the “LPP”). The LPP is a sub-plan of the shareholder-approved Aon plc 2011 Incentive Plan, as amended and restated April 19, 2023, which means that LPP awards are subject to the equity compensation plan terms approved by Aon’s shareholders. Each award granted under the LPP consists of performance share units that are eligible to vest over a three-year period based on Aon’s performance against cumulative adjusted diluted earnings per share targets over that period, and such other performance measures as may be determined by the Compensation Committee. The three-year LPP performance cycles run concurrently, so Aon may have up to three active cycles during a given year. Performance share units that vest under the LPP are settled in Class A Ordinary Shares of Aon, generally at the end of the applicable three-year performance period.

The amended and restated LPP approved by the Compensation Committee amends the LPP to provide for, among other things, the following: (i) the Committee will now have the discretion to choose performance measures in addition to cumulative adjusted earnings per share, including, but not limited to, share price hurdles, (ii) the retirement and involuntary termination vesting protection will now apply only if the applicable termination occurs at least one year or more after the grant date of the applicable award, and (iii) in certain circumstances the retirement vesting provisions may provide for continued eligibility to vest in full LPP awards, rather than pro rata portions of awards.

The foregoing summary of the terms and conditions of the LPP does not purport to be complete and is qualified in its entirety by reference to the full text of the LPP filed as Exhibit 10.1 to this report, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Aon plc Leadership Performance Program (as amended and restated, effective January 1, 2024).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon plc

By:	/s/ Darren Zeidel
Name:	Darren Zeidel
Title:	Executive Vice President, General Counsel and Company Secretary

Date: March 27, 2024